UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Freshpet, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

On June 2, 2023, Freshpet Inc. (the “Company”) issued a press release in connection with the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”). A copy of the press release can be found below:

Freshpet Files Preliminary Proxy Statement

Offers to interview JANA’s independent director candidates in light of recent director departure

Highlights extensive engagement with JANA and previous Board actions to promote the best interest of shareholders

SECAUCUS, N.J. – June 02, 2023 – (GLOBE NEWSWIRE) – Freshpet, Inc. (NASDAQ: FRPT) (“Freshpet” or the “Company”) announced today that it has filed its preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its upcoming Annual Meeting of Stockholders.

As part of Freshpet’s continuing commitment to reach a resolution with JANA Partners (“JANA”) that is in the best interest of all stockholders, the Company is offering today to interview JANA’s independent director nominees in light of the unplanned resignation of David Basto from the Board, which was announced separately in a Form 8-K today.

This current offer follows the Company’s extensive engagement with JANA over nearly 9 months and efforts to reach a constructive resolution to avoid a distracting proxy fight. The Board and management have engaged on more than a dozen occasions with JANA since it first disclosed its holdings on September 22, 2022 and have made multiple attempts to settle for independent Board nominees, each of which JANA rejected.

Additionally, as previously disclosed, the Company has taken a series of actions to promote the interests of shareholders, including:

●	Announcing in 2020 and executing a multi-year corporate governance enhancement plan to support the Company’s next phase of growth. The Company has implemented several governance enhancements over the last three years, including the staged declassification of the Board and the elimination of all supermajority voting provisions. The Company has also introduced a majority voting standard in uncontested director elections, enhanced its proxy access bylaw and granted shareholders the right to call a special meeting, among other governance enhancements.

●	In June 2021, implementing an age-based retirement policy that resulted in Charlie Norris, current Chair of the Board, not standing for election at the 2023 Annual Meeting. The policy, adopted as part of the governance enhancement plan and detailed in the Company’s 2021 and 2022 proxy statements, states that non-employee directors who have attained the age of 75 would not be nominated for re-election or reappointment to the Board.

●	In May 2023, appointing to the Board Dave Biegger, an accomplished supply chain leader with over 40 years of experience in the consumer package goods industry – a decision that JANA encouraged us to take. Mr. Biegger will be invaluable as we continue to execute our operational improvement plan to drive significant margin expansion. The Company identified Mr. Biegger in December 2022, but delayed his appointment to provide an opportunity for him to be interviewed by JANA and potentially appointed as part of a settlement. Mr. Biegger was promptly appointed to the Board in May 2023 after settlement discussions stalled. The Board continues to evaluate its director skillset mix, as illustrated by the skills matrix in the Company’s proxy statement, to ensure it has the right capabilities and expertise to oversee the continued execution of our strategy and business.

●	Announcing that the Annual Meeting will take place on July 25, 2023, allowing for a near-term resolution to JANA’s campaign. JANA first publicly announced its potential director nominees in September 2022 with a stated intent to pursue a potential sale of Freshpet. JANA has since persistently attempted numerous tactics to pressure the Company to accede to its demands. Given the disruption to the business from JANA’s campaign, we believe it is in shareholders’ best interest for them to have a voice in an expeditious manner and for management to return its full focus to operating and growing the business.

●	Adhering to Freshpet’s strong conflict of interest policy for all members of the Board and management. Freshpet’s conflict of interest policy has been consistently enforced. No member of the Board or management has used company resources for outside ventures; any Board member’s or executive’s outside investments, board memberships or consulting interests are strictly governed by Freshpet’s non-compete policy.

These aforementioned governance enhancements adopted by the Board support the Company’s continued execution of its business improvement plan. On September 7, 2022, two weeks before JANA disclosed its investment in Freshpet, the Company announced certain organizational changes and a renewed focus on operational improvements. The Company has since met or exceeded expectations every quarter, reduced its capital spending commitments, demonstrated improved operating performance, and opened its Ennis, Texas facility, as well as its second distribution center on time and under budget.

Freshpet’s Board and management will continue to take actions that protect the interests of all shareholders.

About Freshpet

Freshpet is the leading fresh food for dogs and cats. Since its conception in 2006, Freshpet has been on a mission to transform the lives of dogs and cats through the power of fresh, nutritious food, while pushing the boundaries of sustainable practices. The recipes are developed by Veterinarian Nutritionists and made with natural whole ingredients, like fresh meats, vegetables and fruits, which are cooked in small batches at lower temperatures to preserve their natural goodness. Sustainably-made in Bethlehem, PA and their new Kitchens in Ennis TX, Freshpet foods and treats are kept refrigerated until they arrive at Freshpet fridges in your local market, or are delivered direct to your door.

Freshpet is available in a growing number of mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and Europe, as well as online in the U.S. for direct delivery and through its partnership with Petco. From the care taken in partnering with farmers whose values align with theirs, to how each recipe is made, Freshpet’s commitment to integrity, transparency and social responsibility is a point of pride.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@freshpet

Forward-Looking Statements

Certain of the Company’s statements included herein constitute “forward-looking” statements, including statements related to the future impact of the novel coronavirus, the future progress of our Freshpet Kitchens expansion, future governance changes, our growth potential and plans, our projected or targeted operating results, our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change, our expectations regarding our future operating and economic environment, and our long-term capacity planning. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein, including potential costs associated with shareholder activism. For a detailed discussion of risks, uncertainties and other factors that could cause our actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in the Company’s latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the SEC. Such forward-looking statements are made only as of the date they are made. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Important Additional Information and Where to Find It

This communication is being made in connection with the Company’s upcoming 2023 annual meeting of shareholders (the “Annual Meeting”). The Company intends to file a proxy statement (the “Proxy Statement”), an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Security holders may obtain free copies of the Definitive Proxy Statement and other documents containing important information about Freshpet once such documents are filed with the SEC, free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents will also be available free of charge on the “Investors” section of Freshpet’s website at www.investors.freshpet.com.

Participants in the Solicitation

Freshpet, members of our Board of Directors and certain of our executive officers are “participants” in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. Information regarding the Company’s Board of Directors and executive officers and their respective interests in the Company, by security holdings or otherwise, is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, as amended on May 1, 2023. To the extent such ownership interests have changed since such filings, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC, and will be reflected in the Proxy Statement for the 2023 Annual Meeting when filed with the SEC. Security holders may obtain free copies of these documents as described above.

Investor Contact

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

Media Contact:

Freshpet@edelmansmithfield.com

3